SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                  DATE OF REPORT: June 3, 1998
                (Date of earliest event reported)


                   SWISHER INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)


     NEVEDA                   0-21282             56-1541396
------------------    -----------------------    ---------------
(State or other       (Commission File Number)   (IRS Employer
jurisdiction of                                   Identification
incorporation or                                  No.)
organization)

                       6849 FAIRVIEW ROAD
                 CHARLOTTE, NORTH CAROLINA 28210
        ------------------------------------------------
       (Address of principal executive offices, zip code)

                         (704) 364-7707
       --------------------------------------------------
      (Registrant's telephone number, including area code)

               ----------------------------------


















ITEM 5.   OTHER EVENTS.

     On June 3, 1998, Swisher International, Inc. issued a press release announcing its earnings for the fiscal year ended October 31, 1997, and restating its earnings from the prior fiscal year ended October 31, 1996. A copy of the press release is appended to this Form 8-K as Exhibit 20.1.


ITEM 7.   EXHIBITS.

          20.1 Press Release dated June 3, 1998.




                           SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SWISHER INTERNATIONAL, INC.
                                   (Registrant)


Date:  June 3, 1998                By: /s/ Patrick L. Swisher
                                      Patrick L. Swisher
                                      President and CEO


























NEWS
                   Swisher International, Inc,


FOR IMMEDIATE RELEASE             Contact:  Amy King-Simpson
                                          Investor Relations
                                       Swisher International
                                                704-364-7707


SWISHER INTERNATIONAL REPORTS FISCAL 1997 AND REVISED 1996
FINANCIAL RESULTS

Charlotte, NC, June 3, 1998 - Swisher International,Inc. the nation's leading franchisor of commercial hygiene services and products, today reported net income of $531,908, or $.25 per share, for the year ended October 31, 1997 as compared to a loss of $154,541 or $(.09) per share for the year ended October 31, 1996, as revised.

For the year ended October 31, 1997, total revenues were $13.3 million, an increase of 25% from $10.6 million for the year ended
October 31, 1996, while total expenses were $12.4 million
(excluding provision for income taxes), an increase of 16% from $10.7 million.

For the year ended October 31, 1997, net income before income taxes was $870,776, which was achieved despite difficulties in the integration of the Surface Doctor franchise system which was acquired in 1996. For the year ended October 31, 1997, the Surface Doctor Division produced an operating loss of approximately
$539,000.

As previously reported, a new audit was required for the fiscal year ended October 31, 1996 following the unexpected withdrawal of the Company's prior auditors on February 20, 1998 prior to completion of the 1997 audit. At that time, the prior auditors withdrew their opinion on the financial statements for the fiscal year ended October 31, 1996. The Company had previously reported net income of $380,917 for the year ended October 31, 1996. The revision of the 1996 results reflect primarily the uncollectibility of notes and accounts receivable, and the write down of assets held for sale, both of which the Company considered fully recoverable at October 31, 1996. In addition, the recognition of a portion of a 1996 international franchise sale was deferred to reflect the uncollectibility of the balance due the Company and increases in certain expenses, all net of income taxes, impacted 1996.

According to CEO Patrick L. Swisher, "We are pleased with the continued growth both domestically and internationally in our businesses. The operating results of the Surface Doctor system have been disappointing and will be a focus of our attention until turned around. Meanwhile, growth in Swisher Hygiene continues to be strong, and investments being made in the Pest Control system are expected to build a base for future opportunities."

The Company markets its hygiene services and products, maid services, residential and commercial restoration services, and pest control services through a network of franchises in the U.S. and Canada, along with Master License operations in other countries.


[CAPTION]

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Selected Financial Data
(in thousands, except per share amounts)

                                        October 31,

                                 1997                1996
          Revenues              13,276              10,587
          Expenses              12,406              10,675
          Income (loss)
            before tax             871                 (88)
          Net (loss)
            income                 532                (154)

          Earnings (loss)
            per share              .25                (.09)

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